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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 4, 2002 (except with respect to the matters discussed in Note 5, as to which the date is February 14, 2002) in this Form 10-K, and into the Company's previously filed Registration Statements:
Form S-8 (File No. 33-25941), Form S-8 (File No. 33-35979), Form S-8 (File
No. 33-35983), Form S-8 (File No. 33-41974) and Form S-3 (File No. 33-55885).

                                          /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 26, 2002